UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 14, 2007

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2007, PDL BioPharma, Inc. (“PDL”) and Otsuka Pharmaceutical Co., Ltd. (“Otsuka”) entered into an Asset Purchase Agreement (the “Agreement”) under which PDL agreed to sell its rights to IV Busulfex® to Otsuka (the “Sale”). Pursuant to the terms of the Agreement, PDL will sell the rights to IV Busulfex to Otsuka, including trademarks, patents, intellectual property and related assets, for $200 million plus the purchase of inventory to be paid in cash at closing. IV Busulfex is an oncologic product marketed and sold by PDL in the United States and Canada and through distributors in a number of other countries.

The Sale has been approved by the Board of Directors of both companies, and is expected to close in the first quarter of 2008. The Sale is subject to antitrust clearance under the Hart-Scott-Rodino Act, as well as satisfaction of other closing conditions.

On December 17, 2007, PDL and Otsuka issued a press release regarding the parties entrance into the Agreement (the “Press Release”).

A copy of the Agreement and the Press Release are attached hereto as Exhibits 10.1 and 99.1, respectively, and incorporated herein by reference. The foregoing description of the Sale is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Asset Purchase Agreement, dated December 14, 2007, between PDL BioPharma, Inc. and Otsuka Pharmaceutical Co., Ltd.

99.1	Press Release issued December 17, 2007 by PDL BioPharma, Inc. and Otsuka Pharmaceutical Co., Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2007

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated December 14, 2007, between PDL BioPharma, Inc. and Otsuka Pharmaceutical Co., Ltd.

The exhibits and schedules to the Asset Purchase Agreement have been omitted from this current report on Form 8-K. PDL hereby agrees to furnish these items supplementally to the SEC upon request of the SEC.

99.1	Press Release issued December 17, 2007 by PDL BioPharma, Inc. and Otsuka Pharmaceutical Co., Ltd.

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